Exhibit (c)(iv) 2022.03.30_2100 Project Cape DISCUSSION MATERIALS March 31, 2022 Confidential

Confidential The State of the Asset Management Industry in 2022 P Record AUM levels P Equity and debt market tailwinds P Increasing retail investor engagement P $70 trillion of generational wealth transfer Asset Managers û “Free” beta products û Shift to passive products from active strategies û Shift to model portfolio products delivered via SMA û Increasing non-client expenses û Need to invest in next-generation technologies û Asset flows to the largest / most diversified or specialized managers 1 Source: Cerulli.

Confidential Asset Management Industry Trends Since The Rhino IPO MARKETS HAVE RISEN CONSIDERABLY GLOBAL AUM INCREASED WITH MARKETS Total Shareholder Return (Indexed to 100): 1/2/12 – 3/29/22 $ (trillions; billions) 1,000 Global AUM $103 900 Rhino AUM S&P 500 $93 800 642% Rhino $82 $81 700 (1) SMID $74 (2) $69 $69 Large Cap $66 600 $61 $58 500 $51 $48 $45 400 $40 +268% $35 $32 +230% 300 $25 $20 $19 $20 200 +22% 100 - 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 OPEN-END FUNDS CONTINUE TO GROW WHILE FEE RATES CONTINUE TO DECLINE Fee Rates (bps) $75 Actively Managed Actively Managed Index Equity Index Bond Equity Mixed/ Other⁽¹⁾ Bond Money Market Equity Mutual Funds Bond Mutual Funds Mutual Funds Mutual Funds 63.0 Open End Funds in Thousands $60 92 bps 54.8 8.3 Δ 49.3 6.9 46.7 (23%) 13.1 71 bps 5.9 $45 40.6 66 bps 6.1 38.1 38.3 11.8 36.4 5.1 10.4 32.4 50 bps 4.7 5.2 10.1 (24%) 13.3 4.9 28.4 8.8 11.6 $30 4.9 8.4 8.0 8.0 11.2 4.8 10.6 7.9 9.3 8.5 8.7 6.6 8.0 7.2 14 bps $15 6.1 28.3 24.5 21.8 6 bps 19.9 (57%) 17.4 16.5 16.4 15.5 12.4 10.9 13 bps 6 bps (54%) $0 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 91.5 93.8 97.4 101.1 106.1 110.1 113.0 118.3 122.6 126.5 2

Confidential

Recent Asset Manager M&A Focused on Capabilities and Scale

Buyer	Target	AUM (Seller)	Rationale
Vanguard	Just Invest	$1bn	> Direct indexing and tax loss harvesting capabilities
BlackRock	aperio	$36bn	> Direct indexing and tax loss harvesting capabilities
State Street	Charles River	NA	> Investment management front office technology capabilities
Invesco	Oppenheimer	$250bn	> Additional scale in retail manufacturing and distribution capabilities
Invesco	Guggenheim ETF	$37bn	> Additional scale in PowerShares ETF platform
T.Rowe Price	OHA Oak Hill Advisors	$53bn	> Private equity and private credit capabilities
J.P.Morgan	OpenInvest	<$1bn	> Direct investing and tax loss harvesting capabilities
Franklin Templeton Investments	O'Shaughnessy Asset Management	$6bn	> Direct investing and tax loss harvesting capabilities
Franklin Templeton Investments	Lexington Partners	$34bn	> Additional alternative assets and secondaries capabilities
Franklin Templeton Investments	Legg Mason Global Asset Management	~$800bn	> Additional scale in real estate and fixed income capabilities

Source: Public filings, investor presentations, and press releases.

PJT Partners 3

Confidential Perspectives on Asset Management Industry Outlook PASSIVE PRODUCTS WILL FEES CONCENTRATED THE BIG WILL GET BIGGER DOMINATE FLOWS IN ALTERNATIVE ASSETS $ (billions) $ (billions) $ (billions) Total Assets Net Flows $103tn $437bn 2012 Fund Family 2011 2021 2021 14.6% 1,549 7,839 404 2013 46.2% 885 4,189 384 2014 18.4% 993 3,117 187 2015 14.6% 854 2,343 17 2016 17.2% 2017 323 1,267 109 31.1% 2018 13.5% 409 944 44 2019 282 905 (27) 16.0% 21.4% 2020 228 852 81 7.1% 2021 2020 AUM Split 2025E Revenue Split 648 767 (25) Solutions/ ($500) $0 $500 $1,000 $1,500 Passive Active Core LDI/Balanced Non-Index Index Active Specialties Alternatives 4 Sources: Morningstar.

Confidential

Transaction Overview

Transaction Value	> $12.85 per Rhino share in cash > Represents a 52% premium to Rhino's 30 calendar day volume-weighted average price ("VWAP") on 3/29/2022 and a 25% premium to Rhino's 52-week high share price (8/9/2021) > Implied equity value of $293mm, or 12.0x 2022E P/EPS and 12.3x 2023E P/EPS > Implied total enterprise value ("TEV") of $238mm, or 7.0x 2022E TEV/EBITDA and 6.5x 2023E TEV/EBITDA
Form of Consideration and Structure	> 100% cash consideration > Debt financing to be provided by Wells Fargo, Citizens and KeyBank; debt commitment letter shared by Cape (no financing contingency) > Certain Management Stockholders (i.e. Rollover Holders) will enter into a Management Rollover Agreement, Stockholders Agreement and Rollover Bonus Opportunity Agreement
Other Considerations	> 40 day go-shop provision – Company termination fee: $3.14mm during go-shop period and $8.79mm after go-shop period – Parent termination fee: $15.07mm, or ~1.7x Company termination fee after go-shop period > No vote or consent of Cape Parent shareholders is necessary to approve transaction; Rhino majority vote required > 75% minimum run-rate revenue and 75% AUM-based client consent stipulated as condition to close > Rhino dividend ($0.05 / quarter) to continue to be paid between signing and closing of transaction > Regulatory conditions include HSR, FINRA and New Hampshire Banking Department approval

Transaction summary based on draft of merger agreement dated 3/30/2022 and ancillary documents dated 3/29/2022

Source: Capital IQ. Market data as of 3/29/22.

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Confidential

Side-by-Side Summary

Implied Market Multiples

($ in million, except share price)		Rhino Current 03/29/2022	Rhino At Offer Price
Share Price		$9.08	$12.85
(x) Fully Diluted Shares Outstanding ("FDSO")		22.8	22.8
Equity Value		$207	$293
(-) Excess Cash[(1)]		(56)	(56)
(+) Total Debt		–	–
(-) TRA[(2)]		1	1
TEV		$151	$238
Implied Premium / (Discount) to:	*Metric:*		
Current	$9.08	–	*42%*
30D VWAP	8.44	*8%*	*52%*
90D VWAP	8.29	*9%*	*55%*
180D VWAP	8.30	*9%*	*55%*
1Y VWAP	8.16	*11%*	*57%*
52-Week High	10.25	*(11%)*	*25%*
Implied Multiples			
2021A P/ EPS	$1.28	7.1x	10.0x
2022E P/ EPS	1.07	8.5x	12.0x
2023E P/ EPS	1.05	8.7x	12.3x
2021A TEV/ Adj. EBITDA (Post-SBC)	36	4.3x	6.7x
2022E TEV/ Adj. EBITDA (Post-SBC)	34	4.4x	7.0x
2023E TEV/ Adj. EBITDA (Post-SBC)	36	4.2x	6.5x

Source: Capital IQ, Company filings, Rhino management projections received 12/16/2021.
Note: Market data as of 3/29/22. FDSO includes dilutive effect of exchangeable Class A units of 428,812, as of 2/8/2022. VWAP represents volume-weighted average price. VWAP reference period based on calendar days.
(1) $56mm of excess cash per Company estimates. Total cash and investment securities includes $47mm of cash and $39mm of investment securities, estimated as of 3/31/2022.
(2) Represents present value of estimated net tax savings. Discounted at 20.0% cost of equity as of 3/31/22. Future exchange of residual private units not included.

PJT Partners 6

Confidential

Offer Progression Summary

		Review of Offer History					
	Current 3/ 29/ 2022	Offer 1 (verbal) (10/ 19/ 2021)	Offer 2 (verbal) (11/ 19/ 2021)	Offer 3 (verbal) (11/ 26/ 2021)	Offer 4 (written) (11/ 30/ 2021)	Offer 5 (verbal) (3/ 8/ 2022)	Current (written) (3/ 22/ 2022)
Share Price	$9.08	$12.50	$13.50 - $13.60	$13.65 - $13.70	$14.00	$12.00	$12.85
Implied Premium / (Discount) to:[1]							
Current	–	38%	49% - 50%	50% - 51%	54%	32%	42%
30D VWAP	8%	36%	53% - 54%	56%	60%	41%	53%
90D VWAP	9%	32%	48% - 49%	50% - 51%	54%	51%	57%
180D VWAP	9%	47%	53% - 54%	53% - 54%	57%	43%	55%
1Y VWAP	11%	74%	80% - 81%	81%	85%	49%	59%
52-Week High	(11%)	22%	32% - 33%	33% - 34%	37%	17%	25%
Implied Multiples:[2]							
2022E P/ EPS	8.5x	11.7x	12.6x - 12.7x	12.8x	13.1x	11.2x	12.0x
2023E P/ EPS	8.7x	12.0x	12.9x - 13.0x	13.1x	13.4x	11.5x	12.3x
2022E TEV/ Adj. EBITDA (Post-SBC)	4.4x	6.7x	7.4x - 7.5x	7.5x	7.7x	6.4x	7.0x
2023E TEV/ Adj. EBITDA (Post-SBC)	4.2x	6.3x	6.9x - 7.0x	7.0x - 7.1x	7.3x	6.0x	6.5x

Source: Capital IQ, Company filings, Rhino management projections received 12/16/2021.
Note: Market data as of 3/29/22. FDSO includes dilutive effect of exchangeable Class A units of 428,812, as of 2/8/2022. VWAP reference period based on calendar days.
(1) Based on the dates noted.
(2) Based on Rhino management projections.

PJT Partners 7

Confidential Historical Share Price Performance Last 5 Years Current 30D 60D 90D 180D 1Y 3Y 5Y Rhino VWAP $9.08 $8.44 $8.38 $8.29 $8.30 $8.16 $4.51 $4.00 Bill Manning Exchange $16 (5/11/2020) $14 Current Offer: $12.85 $12 Rhino Current $10 Share Price: $9.08 $8 $6 $4 $2 0.54 $0 Mar-17 Sep-17 Mar-18 Sep-18 Mar-19 Sep-19 Mar-20 Sep-20 Mar-21 Sep-21 Mar-22 (1) Volume Traded (mm shares) Rhino Share Price Trailing Share Price Performance 30D 60D 90D 180D 1Y 3Y 5Y Rhino 9% 14% 14% (1%) 38% 332% 59% (2) Wealth M anagement Index 2% 9% 12% 17% 30% 125% 189% (3) SM ID Asset M anagement Index 6% 2% (10%) (5%) 11% 55% 33% Source: Capital IQ. Market data as of 3/29/2022. Note: VWAP reference period based on calendar days. (1) Volume traded represents monthly periods. (2) Wealth Management Index includes Blucora, Focus Financial Partners, LPL Financial, Raymond James, Silvercrest, and Stifel. Market cap weighted basis. 8 (3) SMID Index includes Artisan Partners, CI Financial, Cohen & Steers, Federated Hermes, Janus Henderson, and WisdomTree Investments. Market cap weighted basis.

Confidential Rhino Management Forecast Description and Outcome Distribution Considerations OVERVIEW ✓ Wealth segment recruiting gains greater traction > Forecast represents Rhino Management’s best faith estimate of the standalone outlook for ✓ Investment performance improvements drive positive net flows Rhino ✓ Efficiency improvements drive additional operating leverage ‒ Based on bottom-up build by segment ✓ Market conditions improve across equity and fixed income markets ‒ Assumes continued gains in wealth ✓ Additional progress in digital transformation management segment ‒ Reflects current level of investment in Expected Management Forecast Outcome business ‒ Not adjusted for execution risk✘ Competitive pressure continues to increase ‒ Includes public company expenses ‒ Shift from active to passive strategies ‒ Fee compression for active strategies ‒ Product innovation ITEMS NOT INCLUDED IN MANAGEMENT FORECAST ‒ Distribution effectiveness > Additional fee compression ✘ Change in macro economic environments > Additional compensation expense ‒ Economic recession (US, global) ‒ Market correction in the next 5 years > Additional research-related expense ✘ Net flow performance continues in line or below historical levels > Additional investment in technology ✘ Investment performance deteriorates > Increase in seed capital program✘ Key talent retention at Rhino ✘ Under-investment in critical technology; long-term implications > Change in market environment ✘ Unforeseen regulatory changes > Potential non-cash impairment charges related to technology initiatives 9 Source: Rhino management. Downside Risk Factors Upside Opportunities

Confidential Summary of Management Projections AUM, Net Flows, Market Performance HISTORICAL AUM BREAKDOWN BY ASSET $20.8 ENDING AUM CLASS ($ in billions) % YoY (20) (4) 3 12 6 7 8 9 10 Growth 2021A $33 5% $30 $28 $26 $24 $23 $20 $20 $19 $20 $18 $16 $15 28% $14 $13 $11 $11 AUM: $23bn $20 $14 $12 $12 $10 $11 $9 $9 $10 67% 2018A 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E Asset Management Wealth Management NET FLOWS ($ in billions) 2020A % BoP (14) (22) (12) (3) 1 2 3 5 5 5% AUM $2 $1 $1 $1 $0 28% AUM: $20bn ($1) ($2) ($4) 67% ($4) 2018A 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E MARKET PERFORMANCE 2019A ($ in billions) 5% % BoP (5) 19 15 15 5 5 5 5 5 AUM 26% AUM: $19bn $4 $3 $3 $1 $1 $1 $1 $1 69% ($1) 2018A 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E Blended Assets Equity Fixed Income 10 Source: Company filings, Rhino management projections received 12/16/2021.

Confidential Summary of Management Projections Revenue (1) REVENUE/AVERAGE AUM (BPS) Asset (2) PROJECTED Δ IN BPS HISTORICAL Δ IN BPS Management 55 47 52 53 52 51 51 51 (bps) 19A- 19A- 21A- 21A- Wealth (2) 65 64 69 68 68 68 69 69 Management 20A 21A 23E 25E (bps) 60bps 60bps 59bps 59bps 58bps 58bps 58bps 55bps (3.5) 1.7 bps bps NA 2018A 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E REVENUE ($ in millions) HISTORICAL CAGR PROJECTED CAGR $213 $195 18A- 19A- 21A- 21A- $178 20A 21A 23E 25E $166 $158 $146 $96 $136 $86 $127 $78 $71 $69 $62 $59 $52 $161 (11%) 3% $90 $83 $76 $72 $68 $65 $57 $56 $27 $22 $22 $24 $25 $20 $19 $19 2018A 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E Asset Management Other Revenues Wealth Management Source: Company filings, Rhino management projections received 12/16/2021. Note: Asset and wealth management breakdown unavailable for 2018. Other Revenue Includes Distribution and Shareholder Servicing, Custodial Services and Other, per Company filings. (1) Revenue excludes “Other Revenue” category. 11 (2) Represents revenue / EoP AUM.

Confidential Summary of Management Projections EBITDA and Net Income EBITDA AND MARGIN HISTORICAL CAGR PROJECTED CAGR ($ in millions) 18A- 19A- 21A- 21A- 20A 21A 23E 25E $54 $47 24.4% $40 (25%) 59% 25.4% $36 $36 24.0% $34 22.6% 22.0% $27 21.5% HISTORICAL Δ PROJECTED Δ IN MARGIN IN MARGIN $15 $14 17.0% 18A- 19A- 21A- 21A- 20A 21A 23E 25E 12.1% 10.3% (5%) 14% 2018A 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E NET INCOME AND MARGIN ($ in millions) HISTORICAL CAGR PROJECTED CAGR 18A- 19A- 21A- 21A- $39 20A 21A 23E 25E $34 $29 $27 (22%) 66% $25 $24 $23 18.6% 18.5% 17.4% 16.1% HISTORICAL Δ PROJECTED Δ 15.3% 14.8% 14.2% $14 IN MARGIN IN MARGIN $10 11.0% 18A- 19A- 21A- 21A- 7.2% 20A 21A 23E 25E (3%) 11% 2018A 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E Source: Company filings, Rhino management projections received 12/16/2021. 12 Note: EBITDA calculated as pre-tax profit plus depreciation and amortization. Net income represents net income available to controlling and noncontrolling interests.

Confidential Rhino Valuation Summary Implied Price Per Share Current 30-day 3/22/22 IOI: VWAP: $8.44 $12.85 (3/29/22) > 4.75 Year Equity DCF; 18% - 22% Cost of Equity; 3.5% - 4.5% PGR Equity DCF (Management Mgmt Case,4% PGR inc. TRA > Implied terminal P/E multiple: 6.2x – 8.4x $ 10.00 $ 13.00 Projections) > 7.0x - 9.0x FY2022E Net Income P/E P/ E (Management) $ 7.50 (1) (Management $ 9.50 > Based on selected comparable companies trading multiples Projections) TEV/EBITDA > 4.5x - 6.5x FY2022E EBITDA TEV / EBITDA (Management) $ 12.25 $ 9.25 (Management (1) > Based on selected comparable companies trading multiples Projections) P/E > 8.0x - 11.0x LTM 3/31/2022E Net Income P/ E (Actual) $ 8.75 $ 12.00 (Actual) (2) > Based on selected precedent transactions TEV/EBITDA > 6.0x – 8.0x LTM 3/31/2022E EBITDA TEV / EBITDA (Actual) $ 11.25 $ 14.25 (Actual) (2) > Based on selected precedent transactions Equity DCF 0% Growth Case > 4.75 Year Equity DCF; 18% - 22% Cost of Equity; 0% PGR $ 7.50 $ 8.75 (0% Growth) > Implied terminal P/E multiple: 5.0x – 6.0x 52-Week Trading Range 52-Week Trading $ 10.25 $ 6.00 (3) > 52-Week trading range for period ending 3/29/22 Range $2 $4 $6 $8 $10 $12 $14 $16 Source: Capital IQ, Rhino management projections received 12/16/2021 and 2/5/2022. Note: Market data as of 3/29/2022. DCF valuation as of 3/31/2022. Calculated using FDSO of 22.8mm, PV of net tax savings of $(0.8)mm based on discounted cash flow using a 20% discount rate. PV of net tax savings also incorporated in trading and precedents valuation methodologies. All figures rounded to the nearest $0.25. (1) Selected comparable companies include Artisan Partners, CI Financial, Cohen & Steers, Federated Hermes, Janus Henderson, WisdomTree Investments, Blucora, Focus Financial Partners, LPL Financial, Raymond James, Silvercrest, Stifel. (2) Based on selected precedent asset management transactions only. 13 (3) Includes intraday share prices. Trading Equity DCF For Reference Only: Precedents

Confidential Illustrative Equity DCF Sensitivity Analysis For Reference Only Assumes 20% Discount Rate ($mm, except per share amounts) 3.5% PGR 4.0% PGR 4.5% PGR vs. Rhino Management Annual EBITDA Impact ($mm) Annual EBITDA Impact ($mm) Annual EBITDA Impact ($mm) Projections (5) (10) (5) (10) (5) (10) ––– 0.75 (1) $11.13 $11.01 $10.89 $11.31 $11.20 $11.08 $11.51 $11.39 $11.28 (through '22) 1.75 $11.13 $10.88 $10.63 $11.31 $11.06 $10.81 $11.51 $11.26 $11.01 (through '23) 2.75 $11.13 $10.77 $10.41 $11.31 $10.95 $10.59 $11.51 $11.15 $10.79 (through '24) Source: Rhino projections received as of 12/16/2021. Note: Assumes valuation date of 3/31/2022. 4.75 Year Equity DCF. (1) Q2’22E – Q4’22E EBITDA reduced by 75% of illustrative annual EBITDA impact. 14 Duration (Years)

I. Appendix Confidential

Summary of Key Valuation Changes

Side-by-Side

Confidential

For Reference Only

Methodology		Prior Valuation Range (12/31/2021)	Current Valuation Range (3/29/2022)	Key Changes
Equity DCF		$10.51 - $14.96 (Management Projections) 12/16/2021	$10.00 - $13.00	> Updated WACC range based on latest risk free rate, and Duff & Phelps provided equity risk premiums and size risk premiums > Updated share count > Updated Company guidance for NWC, capex, and excess cash and securities balance assumptions > Rolled valuation forward from 12/31/2021 to 3/31/2022
Trading[1]	P/E	$9 - $11	$7.50 - $9.50	> Updated share count > Range of assumed P/E multiples decreased by 1.0x based on change in selected comparable company trading levels
	TEV / EBITDA	$10 - $13	$9.25 - $12.25	> Range of assumed TEV/EBITDA multiples decreased by 0.5x based on change in selected comparable company trading levels
Precedents[2]	P/E	$9 - $12	$8.75 - $12.00	> Updated share count
	TEV / EBITDA	$11 - $14	$11.25 - $14.25	> LTM metrics change from 9/30/21 to 3/31/22

Source: Capital IQ, Rhino management projections received 12/16/2021. Market data as of 3/29/2022.
Note: Prior valuation ranges shown as previously presented on 12/31/2021; trading and precedent based ranges rounded to nearest $1.00. Current 3/29/2022 valuation ranges rounded to nearest $0.25.
(1) Selected comparable companies include Artisan Partners, CI Financial, Cohen & Steers, Federated Hermes, Janus Henderson, WisdomTree Investments, Blucora, Focus Financial Partners, LPL Financial, Raymond
(2) Based on selected precedent asset management transactions only.

PJT Partners 16

Confidential Illustrative Precedent Premiums Paid Analysis For Reference Only All 100% Cash Transactions, Last 5 Years, $100mm - $1bn TEV Premium to: Calendar 1-Day Prior 1-Week Prior 1-Month Prior 1-Year Low 3-Year Low 5-Year Low Days: Rhino ($12.85 Offer) 45% 42% 57% 100% 1,160% 1,160% (n = 20) 75th Percentile 45% 43% 59% 198% 368% 431% Median 37% 31% 34% 132% 199% 249% Mean 49% 49% 62% 167% 368% 418% 25th Percentile 19% 25% 15% 68% 140% 182% (n = 37) 75th Percentile 59% 62% 71% 189% 365% 388% Median 39% 34% 37% 108% 163% 216% Mean 58% 57% 62% 158% 284% 322% 25th Percentile 21% 24% 15% 62% 76% 81% (n = 73) 75th Percentile 54% 54% 67% 175% 270% 337% Median 33% 30% 30% 92% 148% 175% Mean 49% 49% 51% 131% 228% 254% 25th Percentile 12% 11% 12% 53% 69% 69% Source: Thomson One, Capital IQ as of 3/29/2022. Includes US publicly traded company targets, deals with 100% cash consideration between 3/29/2017 and 3/29/2022, with TEV between $100mm - $1bn. Excludes Real Estate and Power & 17 Energy targets. Last 5 Years Last 3 Years Last 1 Year

Confidential Summary of Rhino Due Diligence > PJT Partners has conducted a review of the following documents in preparation of these materials: ‒ Rhino public filings and information, including but not limited to: o Financial statements (annual reports and quarterly reports, etc.) o Proxy filings o Ownership details o TRA documentation o Earnings transcripts o Press releases o Other public available documents o Draft merger agreement dated 3/26/2022 o Documents made available in the Rhino dataroom (provided to Cape) (1) > PJT Partners has also reviewed with Rhino management projected financial plans for the period FY2021E-FY2026E as well as TRA related schedules and documentation ‒ PJT Partners has held a number of discussions with Rhino management on the financial projections, from 12/23/21 to 3/24/22 18 (1) Original projections received 12/16/2021.

Confidential

Summary of Historical and Management Projected Financials

($ in millions, except AUM in $bn and per share data)	Historicals			Management						Historical CAGR		Projected CAGR	
	CY2018A	CY2019A	CY2020A	CY2021E	CY2022E	CY2023E	CY2024E	CY2025E	CY2026E	CY18A - CY20A	CY19A - CY21A	CY21E - CY23E	CY21E - CY25E
Ending AUM	$20.2	$19.5	$20.1	$22.0	$23.9	$25.6	$27.6	$30.2	$33.2	*(0%)*	*6%*	*8%*	*8%*
% Growth	*(19.5%)*	*(3.6%)*	*3.3%*	*9.4%*	*8.5%*	*7.1%*	*8.0%*	*9.3%*	*9.9%*				
Net Flows	($3.6)	($4.5)	($2.3)	($0.6)	$0.3	$0.5	$0.8	$1.2	$1.5				
% BoP AUM	*(14.2%)*	*(22.2%)*	*(11.9%)*	*(2.9%)*	*1.2%*	*2.2%*	*3.2%*	*4.5%*	*5.1%*				
Market Performance / Other	($1.1)	$3.8	$3.0	$2.5	$1.1	$1.2	$1.2	$1.3	$1.5				
% BoP AUM	*(4.5%)*	*18.8%*	*15.2%*	*12.2%*	*5.0%*	*4.8%*	*4.8%*	*4.8%*	*4.8%*				
Revenue	$161	$136	$127	$146	$158	$166	$178	$195	$213	*(11%)*	*4%*	*6%*	*7%*
% Growth	*(19.9%)*	*(15.7%)*	*(6.6%)*	*15.1%*	*8.4%*	*4.5%*	*7.8%*	*9.2%*	*9.3%*				
EBITDA	$27	$14	$15	$35	$34	$36	$40	$47	$54	*(25%)*	*59%*	*1%*	*7%*
% Margin	*17.0%*	*10.3%*	*12.1%*	*24.3%*	*21.5%*	*22.0%*	*22.6%*	*24.0%*	*25.4%*				
% Growth	*(60.7%)*	*(48.6%)*	*9.2%*	*131.1%*	*(4.0%)*	*6.7%*	*11.0%*	*16.0%*	*15.3%*				
Net Income	$23	$10	$14	$28	$24	$25	$29	$34	$39	*(22%)*	*68%*	*(6%)*	*5%*
% Margin	*14.2%*	*7.2%*	*11.0%*	*19.0%*	*15.3%*	*14.8%*	*16.1%*	*17.4%*	*18.5%*				
% Growth	*(52.6%)*	*(57.1%)*	*41.3%*	*99.3%*	*(12.7%)*	*1.2%*	*17.3%*	*17.6%*	*16.6%*				
Weighted Average Share Count - Diluted	14.630 (1)	77.974 (1)	41.611 (1)	22.106 (2)	22.586 (2)	23.400 (2)	23.502 (2)	24.083 (2)	24.083 (2)	*Bill Manning Exchange (05/11/2020)*			
Diluted EPS	$1.57	$0.13	$0.33	$1.26	$1.07	$1.05	$1.22	$1.40	$1.64	*(54%)*	*215%*	*(9%)*	*3%*
% Growth	*(53.9%)*	*(92.0%)*	*164.7%*	*275.1%*	*(14.5%)*	*(2.4%)*	*16.8%*	*14.8%*	*16.6%*				

Source: Company filings, Rhino management projections received 12/16/2021.
Note: EBITDA calculated as pre-tax income plus depreciation and amortization. Net income represents net income available to controlling and noncontrolling interests.
(1) Represents weighted average shares of Class A common stock outstanding – diluted, per GAAP.
(2) Represents Rhino management estimates of Class A common stock outstanding – diluted.

PJT Partners 19

Confidential Summary of 2021 Actual vs. Estimated Financials ($ in millions, except per share data) 2021E 2021A Wealth Management AUM $10 $10 Asset Management AUM 12 13 Total AUM $22 $23 Investment Management Revenue $127 $126 Misc/ Other Revenue 19 19 Total Revenues $146 $146 Compensation & Related Costs $75 $74 Other Operating Expenses 38 39 Total Operating Expenses $114 $113 Operating Income $33 $33 Operating Income Margin % 22% 22% Non-Operating (Other) $1 $1 Pre-Tax Income $34 $33 Pre-Tax Income Margin % 23% 23% Tax Provision $6 $6 Net Income $28 $27 Weighted Average Share Count- Basic 18.0 17.8 Weighted Average Share Count- Diluted 22.1 21.1 GAAP EPS - Basic $1.55 $1.52 GAAP EPS - Diluted $1.26 $1.28 Depreciation/ Amortization $2 $2 EBITDA $35 $36 Source: Rhino management, Company filings. 20 Note: Rhino projections received 12/16/2021.

Confidential

Detailed NWC and Capex Assumptions

($ in mm)	Historicals CY2018A	CY2019A	CY2020A	CY2021A	Projections CY2022E	CY2023E	CY2024E	CY2025E	CY2026E
Purchase of Fixed Assets (Capex	($2.0)	($2.5)	($0.2)	($0.4)	($3.6)	($3.5)	($0.5)	($3.0)	($2.8)
NWC	*(Increase) decrease in operating assets and increase (decrease) in operating liabilities*								
Accounts Receivable	3.9	1.3	(1.7)	(1.8)	(0.6)	(0.1)	0.1	0.1	0.1
Prepaid Expenses	0.1	(0.4)	(5.5)	(2.5)	1.2	0.0	(0.0)	(0.0)	(0.0)
Accounts Payable	0.2	(0.2)	0.2	0.0	–	–	–	–	–
Accrued Expenses	(6.6)	(1.3)	4.7	(2.0)	11.1	6.4	4.3	5.5	6.1
Deferred Revenue	(0.9)	1.5	0.7	1.5	0.2	0.6	(0.1)	(0.1)	(0.1)
Change in NWC	($3.3)	$0.8	($1.6)	($4.7)	$11.9	$6.9	$4.4	$5.5	$6.1
Revenue	161	136	127	$146	$158	$166	$178	$195	$213
Change in Revenue ($)		(25)	(9)	19	13	7	13	16	18
Capex (% of Revenue)		(1.8%)	(0.2%)	(0.3%)	(2.3%)	(2.1%)	(0.3%)	(1.6%)	(1.3%)
(Increase) decrease in operating assets and increase (decrease) in operating liabilities as a % of change in revenue									
Accounts Receivable		(4.9%)	19.3%	(9.6%)	(4.8%)	(0.8%)	0.4%	0.4%	0.4%
Prepaid Expenses		1.6%	60.8%	(13.3%)	9.7%	0.0%	(0.0%)	(0.0%)	(0.0%)
Accounts Payable		0.9%	(1.9%)	0.0%	–	–	–	–	–
Accrued Expenses		5.1%	(51.9%)	(10.5%)	86.4%	89.7%	33.6%	33.6%	33.6%
Deferred Revenue		(5.7%)	(8.0%)	8.0%	1.4%	8.3%	(0.4%)	(0.4%)	(0.4%)

Trailing 3-Year Avg. for Capex
Same % as Previous Year for NWC

Source: Company filings, Rhino projections received 2/5/2022.

PJT Partners 21

Confidential Selected Public Company Comparable Benchmarking 21A – 23E REVENUE GROWTH 21A – 23E EBITDA GROWTH 21A – 23E NET INCOME GROWTH 18.5% 10.8% 20.6% 6.8% 6.6% 3.3% 5.9% 1.2% (4.8%) Rhino SMID AM Peers WM Peers Rhino SMID AM Peers WM Peers Rhino SMID AM Peers WM Peers TEV/22E EBITDA PRICE/22E EPS ’22E EBITDA MARGIN 10.6x 10.6x 8.8x 33.8% 7.6x 8.5x 21.5% 20.6% 4.4x Rhino SMID AM Peers WM Peers Rhino SMID AM Peers WM Peers Rhino SMID AM Peers WM Peers Source: Company filings, Rhino management projections received 12/16/2021, Capital IQ. Market data as of 3/29/2022. Note: Asset management peers include Janus Henderson, Cohen and Steers, CI Financial, Aritsan Partners, Federated Hermes, WisdomTree Investments. Wealth management peers include 22 Raymond James, LPL Financial, Stifel, Focus Financial Partners, Blucora, Silvercrest. Rhino estimates based on Management Projections.

Confidential

Selected Public Comparable Companies

($ in millions, except per share and AUM) Company	Share Price	% of 52-week High	Market Cap.	TEV	AUM ($bn)	TEV / EBITDA 2022E	TEV / EBITDA 2023E	TEV / EoP AUM	P / EPS 2022E	P / EPS 2023E	'21A - '23E Growth Revenue	'21A - '23E Growth EBITDA	'21A - '23E Growth Net Income	EBITDA Margin 2021A	EBITDA Margin 2022E
Rhino[1]	$9.08	88.6%	$207	$151	$23	4.4x	4.2x	0.7%	8.5x	8.7x	6.6%	1.2%	(4.8%)	24.4%	21.5%
SMID															
Janus Henderson	$36.08	74.3%	$6,285	$5,197	$432	6.0x	5.9x	1.2%	10.2x	10.1x	(1.2%)	(5.5%)	(7.3%)	35.6%	32.4%
Cohen & Steers	86.63	85.6%	4,376	4,254	107	15.2x	13.9x	4.0%	21.0x	19.8x	7.6%	7.3%	5.2%	45.6%	44.2%
CI Financial	16.43	67.0%	3,270	6,020	307	6.6x	6.1x	2.0%	5.9x	5.4x	11.7%	9.8%	9.4%	38.2%	35.2%
Artisan Partners	39.85	69.1%	3,357	3,419	175	7.3x	7.1x	2.0%	9.1x	8.6x	1.1%	(5.9%)	(4.0%)	44.6%	38.8%
Federated Hermes	34.80	87.4%	3,347	3,207	669	7.8x	6.8x	0.5%	11.0x	9.9x	12.6%	9.4%	7.3%	30.5%	27.3%
WisdomTree Investments	5.79	78.5%	851	1,020	78	11.2x	10.4x	1.3%	16.1x	14.8x	5.9%	4.5%	1.4%	29.5%	28.4%
SMID Median			$3,352	$3,837	$241	7.6x	6.9x	1.6%	10.6x	10.0x	6.8%	5.9%	3.3%	36.9%	33.8%
Wealth Management															
Raymond James	$112.73	96.0%	$24,327	$18,892	$203	8.7x	8.1x	9.3%	14.8x	12.0x	10.5%	12.8%	15.9%	17.6%	19.2%
LPL Financial	185.54	94.5%	15,156	17,605	643	13.5x	10.4x	2.7%	21.9x	15.6x	16.2%	28.5%	37.5%	13.3%	14.5%
Stifel	71.26	85.6%	8,188	7,339	436	6.7x	6.2x	1.7%	9.7x	8.6x	7.0%	5.9%	7.5%	22.3%	22.0%
Focus Financial Partners	47.12	68.2%	3,996	6,340	350	11.1x	9.1x	1.8%	10.1x	8.5x	22.1%	29.2%	22.9%	23.2%	25.8%
Blucora	20.03	97.2%	1,009	1,427	89	8.8x	7.9x	1.6%	9.9x	9.1x	8.3%	36.0%	21.2%	11.1%	16.6%
Silvercrest	21.66	96.7%	323	273	32	6.3x	5.6x	0.8%	11.1x	10.1x	11.1%	10.0%	6.7%	30.4%	30.5%
Wealth Management Median			$6,092	$6,839	$277	8.8x	8.0x	1.7%	10.6x	9.6x	10.8%	20.6%	18.5%	19.9%	20.6%

Source: Company estimates, Rhino management projections received 12/16/2021, Capital IQ, sellside research, and company filings. Market data as of 3/29/2022.
Note: TEV builds include investable securities as cash.
(1) Implied based on Rhino Management projections.

PJT Partners 23

Confidential

Summary of Selected Public Comparable Companies

12/31/2021 v. 3/29/2022

For Reference Only

	12/ 31/ 2021					As of 3/ 29/ 2022					Delta				
	Share Price	2022E EPS	P/ 2022E EPS	2022E EBITDA	TEV / '22E EBITDA	Share Price	2022E EPS	P/ 2022E EPS	2022E EBITDA	TEV / '22E EBITDA	Share Price	2022E EPS	P/ 2022E EPS	2022E EBITDA	TEV / '22E EBITDA
Rhino	$7.90	$1.26	6.2x	$34	3.3x	$9.08	$1.07	8.5x	$34	4.4x	14.9%	($0)	0.4x	–	0.4x
SMID															
Janus Henderson	$42.94	$3.89	11.0x	$943	6.9x	$36.08	$3.53	10.2x	$865	6.0x	(16%)	(9%)	(8%)	(8%)	(13%)
Cohen & Steers	93.01	4.15	22.4x	282	15.7x	86.63	4.13	21.0x	279	15.2x	(7%)	(1%)	(6%)	(1%)	(3%)
CI Financial	22.04	2.83	7.8x	887	7.4x	16.43	2.78	5.9x	907	6.6x	(25%)	(2%)	(24%)	2%	(10%)
Artisan Partners	48.19	5.18	9.3x	571	6.7x	39.85	4.40	9.1x	466	7.3x	(17%)	(15%)	(3%)	(18%)	9%
Federated Hermes	37.87	3.07	12.3x	420	8.7x	34.80	3.15	11.0x	412	7.8x	(8%)	3%	(10%)	(2%)	(11%)
WisdomTree Investmer	6.16	0.37	16.6x	90	12.0x	5.79	0.36	16.1x	91	11.2x	(6%)	(3%)	(3%)	1%	(7%)
SMID Median			11.7x		8.1x			10.6x		7.6x	(12%)	(2%)	(7%)	(1%)	(9%)
Wealth Management															
Raymond James	$101.02	$6.94	14.6x	$2,019	5.7x	$112.73	$7.61	14.8x	$2,170	8.7x	12%	10%	2%	7%	53%
LPL Financial	162.55	8.37	19.4x	1,281	11.9x	185.54	8.47	21.9x	1,307	13.5x	14%	1%	13%	2%	13%
Stifel	71.04	6.62	10.7x	1,065	7.2x	71.26	7.36	9.7x	1,092	6.7x	0%	11%	(10%)	3%	(7%)
Focus Financial Partner	61.06	4.59	13.3x	548	12.8x	47.12	4.65	10.1x	569	11.1x	(23%)	1%	(24%)	4%	(13%)
Blucora	17.61	1.80	9.8x	161	8.4x	20.03	2.03	9.9x	161	8.8x	14%	13%	1%	0%	6%
Silvercrest	16.77	1.80	9.3x	43	5.3x	21.66	1.95	11.1x	43	6.3x	29%	8%	20%	0%	19%
Wealth Management Median			12.0x		7.8x			10.6x		8.8x	13%	9%	1%	2%	9%

Source: Company estimates, Rhino projections received 12/16/2021, Capital IQ, sellside research, and company filings. Market data as of 3/29/2022 and 12/27/2021.
Note: TEV builds include investable securities as cash.
(1) Implied based on Rhino Management projections

PJT Partners 24

Confidential Selected Precedent M&A Transactions Asset Management Date Target Acquirer Target AUM ($bn) TEV / LTM EBITDA P / LTM E 10/ 5/ 2021 $23.6 7.6x⁽¹⁾ 10.2x⁽¹⁾ (Public Parent) (Public) 12/ 1/ 2020 Asset Management $131.0 6.9x 18.2x (Public) (Public Parent) 7/ 27/ 2020 $44.1 9.7x 14.5x (Public Parent) (Public) 11/ 6/ 2018 $69.0 6.9x NA (Private) (Public) 10/ 18/ 2018 $225.0 8.3x⁽²⁾ 11.7x⁽²⁾ (Private) (Public) 4/ 13/ 2018 $45.0 12.8x NA (Private) (Public) 2/ 29/ 2016 $7.1 8.1x NA (Private) (Public) 6/ 16/ 2014 $14.7 4.7x⁽³⁾ NA (Private) (Public) Average $69.9 8.1x 13.7x Median $44.6 7.8x 13.1x Source: Capital IQ, company filings, press. (1) Represents multiple of annualized run-rate 2021E EBITDA. (2) Represents multiple of 2018A reported financials. 25 (3) Represents multiple of 2013A reported financials.

Confidential Selected Precedent Asset Management M&A Multiples vs. Peers Announced Transaction Multiple vs. SMID AM Multiples at Time of Announcement TEV / LTM EBITDA P / LTM E SMID AM Median SMID AM Median Date Target Acquirer Precedent M&A @ Announcement Precedent M&A @ Announcement 10/ 5/ 2021 8.7x 13.7x 7.6x⁽¹⁾ 10.2x⁽¹⁾ (Public Parent) (Public) 12/ 1/ 2020 6.9x 8.4x 18.2x 15.3x Asset Management (Public) (Public Parent) 7/ 27/ 2020 9.7x 7.8x 14.5x 12.5x (Public Parent) (Public) 11/ 6/ 2018 6.9x 8.1x NA 12.8x (Private) (Public) 10/ 18/ 2018 7.7x 12.9x 8.3x⁽²⁾ 11.7x⁽²⁾ (Private) (Public) 4/ 13/ 2018 12.8x 9.8x NA 17.5x (Private) (Public) 2/ 29/ 2016 8.1x 9.7x NA 20.0x (Private) (Public) 6/ 16/ 2014 14.3x NA 24.3x 4.7x⁽³⁾ (Private) (Public) Source: Capital IQ, company filings, press. Note: SMID AM Median includes APAM, CIXX, CNS, FHI, JHG, and WETF; JHG included after IPO on 06/02/2017. (1) Represents multiple of annualized run-rate 2021E EBITDA. (2) Represents multiple of 2018A reported financials. 26 (3) Represents multiple of 2013A reported financials.

Confidential Selected Precedent M&A Transactions (cont’d) For Reference Only Wealth Management Date Target Acquirer Target AUM ($bn) TEV / LTM EBITDA 11/11/2019 $90.4 12.1x (Public) (Private) (1) 1/7/2020 $4.0 11.1x (Private) (Public) 5/9/2019 $268.0 - (Private) (Private) 3/19/2019 $18.0 18.0x (Private) (Public) 4/30/2018 $169.0 16.5x (Public) (Private) Average $109.9 14.4x Median $90.4 14.3x Source: Capital IQ, company filings, press. 27 (1) Calculated as amended purchase price as of April 2020 divided by LTM Q3’19 EBITDA.

Confidential Illustrative Discounted Cash Flow to Equity Analysis Management Projections, 4% PGR (incl. TRA) VALUATION SUMMARY EQUITY DCF ($ in millions) ($ in millions) Calendar Year Ending December 31, Terminal Cost of Equity 20.0% 2022E 2023E 2024E 2025E 2026E Year ($ in millions) Q2 – Q4 2022E Revenue $123 $166 $178 $195 $213 $213 Terminal LFCF $40 % Growth 4% 8% 9% 9% – Perpetuity Growth Rate 4.0% EBITDA (post-SBC) $29 $36 $40 $47 $54 $54 % Margin 23% 22% 23% 24% 25% 25% Terminal Value $287 Less: D&A (3) (5) (4) (4) (4) (4) EBIT $26 $31 $37 $43 $50 $50 Implied Terminal P/ E Multiple 7.1x Plus: Interest Income 1 1 2 2 2 2 EBT $27 $33 $38 $45 $53 $53 PV of Levered Cash Flows $138 Less: Taxes (6) (8) (9) (11) (12) (12) Tax Rate 23.5% 23.5% 23.5% 23.5% 23.5% 23.5% (+) PV of Terminal Value 121 NOPAT $21 $25 $29 $35 $40 $40 Plus: D&A 3 5 4 4 4 4 (+) PV of Net Tax Savings (1) Less: Capex (3) (3) (1) (3) (3) (4) Implied Equity Value $258 % of Revenue (3%) (2%) (0%) (2%) (1%) (1%) Less: Change in NWC 26 7 4 6 6– (/ ) FDSO 22.8 % of Change in Revenue 97% 34% 34% 34% 34% Levered FCF $46 $33 $37 $41 $47 $40 Implied Per Share Value $11.31 Discount Factor at 20.0% 0.93 0.80 0.66 0.55 0.46 Discounting Period 0.38 1.25 2.25 3.25 4.25 Implied Upside / (Downside) 24.6% PV of LFCF $43 $27 $24 $22 $22 IMPLIED PER SHARE VALUE IMPLIED TERMINAL MULTIPLE Discount Rate Discount Rate $11.31 18.0% 20.0% 22.0% $7.12 18.0% 20.0% 22.0% 3.5% 7.8x 6.9x 6.2x 3.5% $12.46 $11.13 $10.08 4.0% $12.71 $11.31 $10.22 4.0% 8.1x 7.1x 6.4x 4.5% 8.4x 7.4x 6.6x 4.5% $12.99 $11.51 $10.37 Source: Capital IQ, public filings, Rhino management projections received 12/16/2021 and 2/5/2022. Note: Assumes valuation date of 3/31/2022. Assumes mid-period convention. (1) Interest income earned on excess cash and investment securities. Assumes 0% interest on cash, net of fees and 4% on investment securities, as per Rhino management. ’25E and ’26E excess cash and securities estimated by adding levered free cash flow to prior year’s balances. Investment securities balance increases by $6mm in ’25E and ’26E based on Rhino management estimates. (2) ’22E – ’24E per Rhino management estimates.‘25E and ’26E capex estimates based on 3-year trailing average of % of revenue. ’25E and ’26E change in NWC estimates based on previous year % of change in revenue. Terminal year capex equal to D&A. Assumes terminal year change in NWC normalized to zero. (3) Net income estimated as NOPAT. 28 (4) Represents present value of estimated net tax savings. Discounted at 20.0% cost of equity as of 3/31/2022. Future exchange of residual private units not included. PGR PGR

Confidential Illustrative Discounted Cash Flow to Equity Analysis 0% Growth, 0% PGR (incl. TRA) VALUATION SUMMARY EQUITY DCF ($ in millions) ($ in millions) Calendar Year Ending December 31, Terminal Cost of Equity 20.0% 2022E 2023E 2024E 2025E 2026E Year ($ in millions) Q2 – Q4 2022E Revenue $109 $146 $146 $146 $146 $146 Terminal LFCF $26 % Growth ––––– Perpetuity Growth Rate– EBITDA (post-SBC) $27 $36 $36 $36 $36 $36 % Margin 24% 24% 24% 24% 24% 24% Terminal Value $143 Less: D&A (3) (5) (4) (4) (4) (4) EBIT $24 $30 $32 $32 $32 $32 Implied Terminal P/ E Multiple 5.5x Plus: Interest Income 1 1 2 2 2 2 EBT $25 $32 $34 $34 $34 $34 PV of Levered Cash Flows $122 Less: Taxes (6) (7) (8) (8) (8) (8) Tax Rate 23.5% 23.5% 23.5% 23.5% 23.5% 23.5% (+) PV of Terminal Value 60 NOPAT $19 $24 $26 $26 $26 $26 Plus: D&A 3 5 4 4 4 4 (+) PV of Net Tax Savings (1) Less: Capex (3) (3) (1) (3) (3) (4) Implied Equity Value $182 % of Revenue (3%) (2%) (0%) (2%) (2%) (2%) Less: Change in NWC 26 7 4 6 6– (/ ) FDSO 22.8 % of Change in Revenue NM NM NM NM NM Levered FCF $44 $33 $33 $32 $33 $26 Implied Per Share Value $7.98 Discount Factor at 20.0% 0.93 0.80 0.66 0.55 0.46 Discounting Period 0.38 1.25 2.25 3.25 4.25 Implied Upside / (Downside) (12.1%) PV of LFCF $41 $26 $22 $18 $15 IMPLIED PER SHARE VALUE IMPLIED TERMINAL MULTIPLE Discount Rate Discount Rate $7.98 18.0% 20.0% 22.0% $5.48 18.0% 20.0% 22.0% 0.0% $8.66 $7.98 $7.43 0.0% 6.0x 5.5x 5.0x Source: Capital IQ, public filings, Rhino management projections received 12/16/2021 and 2/5/2022. Note: Assumes valuation date of 3/31/2022. Assumes mid-period convention. Revenue and EBITDA held constant as 2021A. (1) Estimated as 75% of 2021A revenue and EBITDA. (2) Interest Income, D&A, capex, and NWC equal to the management case, 4% PGR. Terminal year capex equal to D&A. Assumes terminal year change in NWC normalized to zero. (3) Net income estimated as NOPAT. 29 (4) Represents present value of estimated net tax savings. Discounted at 20.0% cost of equity as of 3/31/2022. Future exchange of residual private units not included. PGR PGR

Confidential Rhino Cost of Equity Analysis Unlevered Beta Calculation Levered Current Debt Unlevered (1) Company Tax Rate Beta Debt M kt. Cap / Equity Beta Rhino Unlevered Monthly Beta - Last 5Y (3/ 29/ 2017) 23.5% 2.28 - 136 ⁽²⁾– 2.28 Rhino Unlevered Monthly Beta since Bill Manning Exchange (5/ 11/ 2020) 1.34 Rhino Unlevered Monthly Beta from 12/ 27/ 2016 (5Y) until Bill Manning Exchange (5/ 11/ 2020) 2.69 Rhino Unlevered Monthly Beta since IPO (11/ 18/ 2011) 1.96 Asset M anagement (For Reference Only) Janus Henderson Group plc 23.3% 1.304 310 6,285 4.9% 1.256 Artisan Partners Asset Management Inc. 17.4% 1.541 200 3,357 6.0% 1.469 Federated Hermes, Inc. 26.2% 1.055 223 3 ,347 6.7% 1.006 WisdomTree Investments, Inc. 25.8% 1.476 319 851 37.5% 1.155 CI Financial Corp. 26.2% 1.169 3 ,018 3 ,270 92.3% 0.695 Cohen & Steers, Inc. 21.9% 1.199 - 4,376 1.199 – Wealth M anagement (For Reference Only) Blucora, Inc. 23.1% 1.386 553 1,009 54.8% 0.975 Silvercrest Asset Management Group Inc. 24.8% 0.812 1 323 0.2% 0.811 Stifel Financial Corp. 25.7% 1.221 1 ,113 8,188 13.6% 1.109 Focus Financial Partners Inc. 30.5% 1.174 2 ,407 3,996 60.2% 0.827 LPL Financial Holdings Inc. 26.2% 1.020 2 ,945 15,156 19.4% 0.892 Raymond James Financial, Inc. 23.9% 1.061 2,893 2 4,327 11.9% 0.973 Peer Group Average 1.201 25.6% 1.031 Peer Group M edian 1.186 12.7% 0.990 Source: Bloomberg, Capital IQ. Market data as of 3/29/22. (1) Historical monthly beta since 3/29/17, unless otherwise noted. 30 (2) Calculated based on Rhino 30D trading day VWAP implied market cap of $192mm less $56mm of excess cash.

Confidential

Rhino Cost of Equity Analysis (cont'd)

Cost of Equity Calculation	
Risk Free Rate[(1)]	2.68%
Equity Risk Premium[(2)]	6.22%
Levered Beta	1.750
Beta-Adj. Premium	10.89%
Size Premium[(3)]	6.34%
Country Risk Premium	0.00%
Cost of Equity[(4)]	19.91%

Levered Beta Calculation	
Unlevered Beta[(5)]	1.750
Debt / Equity	–
Levered Beta	1.750

Cost of Equity Sensitivity

Unlevered	Debt / Equity		
Beta	-	6.4%	12.7%
1.500	18.35%	18.80%	19.26%
1.625	19.13%	19.62%	20.11%
1.750	19.91%	20.44%	20.97%
1.875	20.68%	21.25%	21.82%
2.000	21.46%	22.07%	22.67%
2.250	23.02%	23.70%	24.38%

Cost of Equity Sensitivity

	Rhino Market Cap / Implied Size Premium		
Unlevered	11 - 128	128 - 190	190 - 252
Beta	11.17%	6.34%	4.54%
1.500	23.18%	18.35%	16.55%
1.625	23.96%	19.13%	17.33%
1.750	24.74%	19.91%	18.11%
1.875	25.51%	20.68%	18.88%
2.000	26.29%	21.46%	19.66%
2.250	27.85%	23.02%	21.22%

Source: Capital IQ, US Treasury website. Market data as of 3/29/2022.
(1) 20-year US Treasury per Treasury website as of 3/29/2022.
(2) Historical supply-side equity risk premium (historical equity risk premium minus price-to-earnings ratio calculated using three-year average).
(3) CRSP 10y[th] decile size premium, calculated based on Rhino 30D trading day VWAP implied market cap of $192mm less $56mm of excess cash.
(4) Calculated as risk free rate + beta-adjusted equity risk premium + size premium.
(5) Based on Rhino historical unlevered beta ranges.

PJT Partners 31

Confidential Rhino Cost of Equity Attribution Analysis For Reference Only 3/29/2022 versus 12/31/2021 Prior Updated for Current Factors Only Risk Free Rate Only Equity Risk Only Size Premium All (12/ 31/ 2021) (3/ 29/ 2022) Premium (3/ 29/ 2022) (3/ 29/ 2022) (3/ 29/ 2022) 1.92% 2.68% 1.92% 1.92% 2.68% Risk Free Rate⁽¹⁾ 6.00% 6.00% 6.22% 6.00% 6.22% Equity Risk Premium⁽²⁾ Levered Beta 1.750 1.750 1.750 1.750 1.750 Beta-Adj. Premium 10.50% 10.50% 10.89% 10.50% 10.89% 4.65% 4.65% 4.65% 6.34% 6.34% Size Premium⁽³⁾ Country Risk Premium 0.00% 0.00% 0.00% 0.00% 0.00% (4) Cost of Equity 17.07% 17.83% 17.46% 18.76% 19.91% Cost of Equity Range 15% - 19% 18% - 22% Source: Capital IQ, US Treasury website. Market data as of 3/29/2022. (1) 20-year US Treasury per Treasury website. (2) Historical supply-side equity risk premium (historical equity risk premium minus price-to-earnings ratio calculated using three-year average). (3) CRSP decile size premium, calculated based on Rhino market cap less of excess cash. 32 (4) Calculated as risk free rate + beta-adjusted equity risk premium + size premium.

Confidential Present Value of Net Tax Savings Tax Savings Associated with LLC Units Exchange Stub factor of 0.75 applied to 2022E cash savings and TRA payments ($ in millions) 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 Pretax Income $30.76 $31.34 $36.75 $45.22 $50.40 $50.40 $50.40 $50.40 $50.40 $50.40 $50.40 $50.40 $50.40 Deductions: Temp items (2021 Exchange) (0.44) (0.45) (0.46) (0.47) (0.48) (0.49) (0.49) (0.49) (0.51) (0.53) (0.55) (0.58) (0.62) Temp items (2014 Exchange) (0.24) (0.25) (0.26) (0.27) (0.28) (0.29) (0.29) (0.24) (0.05) (0.01) (0.00) (0.00) (0.00) A Temp items (2011 Exchange) (10.24) (10.39) (11.05) (12.26) (10.89) (2.18) (0.43) (0.09) (0.02) (0.00) (0.00) (0.00) (0.00) Taxable Income: 19.83 20.25 24.98 32.23 38.75 47.44 49.19 49.58 49.83 49.85 49.84 49.82 49.78 B * Tax Rate 23.5% 23.5% 23.5% 23.5% 23.5% 23.5% 23.5% 23.5% 23.5% 23.5% 23.5% 23.5% 23.5% Taxes Payable (Cash) $4.66 $4.76 $5.87 $7.57 $9.11 $11.15 $11.56 $11.65 $11.71 $11.72 $11.71 $11.71 $11.70 A B Cash Savings (taxes) 1.93 2.60 2.76 3.05 2.74 0.69 0.28 0.19 0.13 0.13 0.13 0.14 0.15 (1) Cash Paid (tra payments) (3.20) (2.18) (2.21) (2.35) (2.60) (2.33) (0.59) (0.24) (0.16) (0.11) (0.11) (0.11) (0.12) Stub Period 0.75 1.00 2.00 3.00 4.00 5.00 6.00 7.00 8.00 9.00 10.00 11.00 12.00 Discount Period 0.38 1.25 2.25 3.25 4.25 5.25 6.25 7.25 8.25 9.25 10.25 11.25 12.25 Discount Factor 0.93 0.80 0.66 0.55 0.46 0.38 0.32 0.27 0.22 0.19 0.15 0.13 0.11 Present Value Cash Savings (taxes) $1.80 $2.07 $1.83 $1.69 $1.26 $0.27 $0.09 $0.05 $0.03 $0.02 $0.02 $0.02 $0.02 Cash Paid (tra payments) (2.99) (1.74) (1.47) (1.30) (1.20) (0.89) (0.19) (0.06) (0.04) (0.02) (0.02) (0.01) (0.01) 2035 2036 2037 2038 2039 2040 2041 2042 2043 2044 2045 2046 2047 Pretax Income $50.40 $50.40 $50.40 $50.40 $50.40 $50.40 $50.40 $50.40 $50.40 $50.40 $50.40 $50.40 $50.40 Deductions: Temp items (2021 Exchange) (0.69) (0.49) (0.10) (0.02) (0.00) (0.00) (0.00) (0.00) (0.00) (0.00) (0.00) (0.00) (0.00) Temp items (2014 Exchange) (0.00) (0.00) (0.00) (0.00) (0.00) A–––––––– Temp items (2011 Exchange) (0.00) (0.00) (0.00) –––––––––– Taxable Income: 49.70 49.90 50.30 50.38 50.39 50.40 50.40 50.40 50.40 50.40 50.40 50.40 50.40 B * Tax Rate 23.5% 23.5% 23.5% 23.5% 23.5% 23.5% 23.5% 23.5% 23.5% 23.5% 23.5% 23.5% 23.5% Taxes Payable (Cash) $11.68 $11.73 $11.82 $11.84 $11.84 $11.84 $11.84 $11.84 $11.84 $11.84 $11.84 $11.84 $11.84 A B Cash Savings (taxes) 0.16 0.12 0.02 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 (1) Cash Paid (tra payments) (0.12) (0.14) (0.10) (0.02) (0.00) (0.00) (0.00) (0.00) (0.00) (0.00) (0.00) (0.00) (0.00) Stub Period 13.00 14.00 15.00 16.00 17.00 18.00 19.00 20.00 21.00 22.00 23.00 24.00 25.00 Discount Period 13.25 14.25 15.25 16.25 17.25 18.25 19.25 20.25 21.25 22.25 23.25 24.25 25.25 Discount Factor 0.09 0.07 0.06 0.05 0.04 0.04 0.03 0.02 0.02 0.02 0.01 0.01 0.01 Present Value Cash Savings (taxes) $0.01 $0.01 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 Cash Paid (tra payments) (0.01) (0.01) (0.01) (0.00) (0.00) (0.00) (0.00) (0.00) (0.00) (0.00) (0.00) (0.00) (0.00) NPV: ($0.77) Source: Management projections received 2/1/2022. Note: Adjusted to represent transaction date of 3/31/2022. Discounted at 20.0% cost of equity. Future exchange of residual private units not included. 33 (1) Represents 85% of prior year cash savings.

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